SCHEDULE A

As of May 1, 2018

Series	Effective Date
Columbia Funds Series Trust I
Columbia Adaptive Retirement 2020 Fund	August 16, 2017
Columbia Adaptive Retirement 2025 Fund	December 13, 2017
Columbia Adaptive Retirement 2030 Fund	August 16, 2017
Columbia Adaptive Retirement 2035 Fund	December 13, 2017
Columbia Adaptive Retirement 2040 Fund	August 16, 2017
Columbia Adaptive Retirement 2045 Fund	December 13, 2017
Columbia Adaptive Retirement 2050 Fund	August 16, 2017
Columbia Adaptive Retirement 2055 Fund	December 13, 2017
Columbia Adaptive Retirement 2060 Fund	August 16, 2017
Columbia Solutions Aggressive Portfolio	August 16, 2017
Columbia Solutions Conservative Portfolio	August 16, 2017
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016
Multi-Manager International Equity Strategies Fund	March 7, 2018

Columbia Funds Variable Insurance Trust
Variable Portfolio – Managed Risk Fund	August 16, 2017
Variable Portfolio – Managed Risk U.S. Fund	August 16, 2017
Variable Portfolio – U.S. Flexible Growth Fund	October 25, 2016
Variable Portfolio – U.S. Flexible Moderate Growth Fund	October 25, 2016
Variable Portfolio – U.S. Flexible Conservative Growth Fund	October 25, 2016

A-1

SCHEDULE B

Fee Schedule

As of May 1, 2018

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Adaptive Retirement 2020 Fund Columbia Adaptive Retirement 2030 Fund Columbia Adaptive Retirement 2040 Fund Columbia Adaptive Retirement 2050 Fund Columbia Adaptive Retirement 2060 Fund	August 16, 2017	Category 1 Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager	0.02%
Columbia Adaptive Retirement 2025 Fund Columbia Adaptive Retirement 2035 Fund Columbia Adaptive Retirement 2045 Fund Columbia Adaptive Retirement 2055 Fund	December 13, 2017	Category 2 Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds)) that pay a management fee (or advisory fee, as applicable) to the Investment Manager, including other funds advised by the Investment Manager that do not pay a management fee (such as assets invested in Solutions Series Funds), third party funds, derivatives and individual securities	0.47%
Columbia Solutions Aggressive Portfolio Columbia Solutions Conservative Portfolio	August 16, 2017	All	0.00%
Variable Portfolio – U.S. Flexible Growth Fund Variable Portfolio – U.S. Flexible Moderate Growth Fund Variable Portfolio – U.S. Flexible Conservative Growth Fund Variable Portfolio – Managed Risk Fund Variable Portfolio – Managed Risk U.S. Fund	October 25, 2016 August 16, 2017	Category 1 Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager	0.02%

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds)) that pay a management fee (or advisory fee, as applicable) to the Investment Manager), including other funds advised by the Investment Manager that do not pay a management fee, third party funds, derivatives and individual securities

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.720% 0.670% 0.620% 0.570% 0.550% 0.530% 0.520%
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016	All	1.60%
Multi-Manager International Equity Strategies Fund	March 7, 2018	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of

April 25, 2018.

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Head of Operations

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